Exhibit 99.1

AGREEMENT

This Agreement (“Agreement”) is entered into July 15, 2005 between Star Gas Partners, L.P., Star Gas LLC and all of their predecessors, successors, affiliates, subsidiaries, and assigns (collectively referred to as “the Company”) and Ami Anthony Trauber, an individual residing at 3598 Yacht Club Drive, Unit 1903, Aventura, Florida 33180 (“Trauber”).

WHEREAS, Trauber was employed by the Company as its Chief Financial Officer until the termination of his employment on May 6, 2005 (the “Termination Date”);

WHEREAS, the parties to this Agreement wish to provide for a full and final resolution of all claims and potential claims without the necessity of resorting to administrative proceedings and/or litigation;

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions set forth below, it is agreed as follows:

1. Termination.

(a) Termination from Positions. Effective on the Termination Date, Trauber’s employment as the Company’s Chief Financial Officer was terminated. Trauber was also terminated from any other employment, offices, positions and fiduciary or business relationships he holds with the Company as of the Termination Date.

(b) No Obligation to Rehire. Trauber acknowledges and agrees that the Company will not have any obligation to rehire him or consider him for employment after the Termination Date.

2. Payments and Benefits Upon Termination. On and after the Termination Date, Trauber will not be eligible for any payments, fees, bonus, awards, benefits or compensation (including, without limitation, any amounts, fees, bonus, awards, or reimbursements paid or provided to directors of the Company), in each such case, other than as specifically provided herein and provided that Trauber does not revoke the release in paragraph 11(iii) of this Agreement. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(a) Pay in Lieu of Notice. The Company shall pay to Trauber the amount of ninety-two thousand seven hundred dollars ($92,700.00), which is the equivalent of ninety (90) days pay in lieu of notice. The parties agree that this payment fulfills any Company obligation owed to Trauber under the October 15, 2001 employment letter for notice or severance pay. The pay in lieu of notice shall be, paid in semi-monthly installments (and such installment payments have begun) with required deductions as a direct deposit to Trauber’s checking account, beginning with the first pay period after Trauber’s May 6, 2005 termination of employment.

(b) Severance Pay. In consideration of Trauber executing this Ageement, the Company shall pay to Trauber the amount of one hundred eighty-five thousand four hundred dollars ($185,400.00) in cash or its equivalent, which is the equivalent of six (6) months base pay. The severance pay shall be paid in semi-monthly installments, which are as equivalent to one another as possible, with required deductions as a direct deposit to Trauber’s checking account, beginning as soon as the payment provided in paragraph 2(a) is completed and this Agreement has been executed, but not revoked pursuant to paragraph 11(iii) of this Agreement; provided that amounts that are to be paid in installments shall be paid in a lump sum to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

(c) Health, Dental and Vision Insurance Continuation. The Company has given Trauber the opportunity to continue his group health, dental and/or vision insurance under the provisions of the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”). The insurance coverage provided to Trauber will be the same coverage provided to then current employees of the Company. The Company retains the right to make any change in its group health, dental and/or vision insurance carrier and/or plan which it deems appropriate. In the event of such changes, Trauber will be afforded the same rights as then current Company employees.

(i) Health and Dental Insurance Continuation. If Trauber elects COBRA coverage, the Company will pay the employer and employee cost of the health and dental insurance COBRA premium for nine (9) months beginning on the Termination Date through February 6, 2006. Thereafter, Trauber will be required to pay the full costs of the COBRA premium.

(ii) Avesis Vision Continuation. If Trauber elects continuation coverage for his group vision insurance provided through Avesis, Trauber will be required to pay 102% of the total premium.

(d) Other Insurance. The Company’s contributions toward all other insurance plans, including life and disability, on Trauber’s behalf and Trauber’s participation and coverage ceased on the Termination Date. Trauber has been given the option to convert his group life insurance coverage to non-group coverage at his own expense to the extent permitted by the applicable insurer.

(e) 401(k). Trauber ceased to accrue any further contributions under the terms of the Company’s 401(k) plan (“401(k) Plan”) as of his Termination Date. Trauber will be entitled to all rights and benefits of a terminated plan participant, including his vested 401(k) Plan balance, as set forth in the plan documents.

(f) Vacation. Within two (2) weeks of the execution of this Agreement, the Company will make a cash, lump sum payment to Trauber for three (3) weeks of accrued, but unused vacation calculated at his base salary rate as in effect immediately prior to the Termination Date with required deductions.

(g) Unit Appreciation Rights (“UARs”). The parties agree that Trauber has Unit Appreciation Rights under two (2) separate agreements, one dated November 1, 2001, which was in conjunction with his initial employment, and another dated as of September 2002, which was part of a salary deferral program implemented by the Company. The parties agree that notwithstanding the provisions of this paragraph 2(g) or any terms in the applicable award agreements, Trauber will not be permitted to further defer the payment date of any of his UARs. Prior to the distribution or payment of any UARs, Trauber must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholdings and any payroll taxes that in the opinion of the Company are required by law. The Company shall have the right to deduct applicable taxes from any UAR payment and withhold, at the time of delivery or vesting of UARs, an appropriate number of Units for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

(i) November 1, 2001 Agreement. It is agreed that Trauber has the right to 51,118 UARs issued pursuant to the agreement dated November 1, 2001, with an adjusted strike price of $20.95. To the extent that the market price of the senior subordinated units as of the date of this Agreement is greater than $20.95, Trauber will receive the difference in cash within fifteen (15) days of the execution of this Agreement in full settlement of all of the Company’s obligations under the November 1, 2001 Agreement. As of June 20, 2005, these UARs have no value.

(ii) September 2002 Agreement. It is agreed that Trauber has 46,452 UARs issued pursuant to an agreement dated September 2002, with a strike price of $10.70. Trauber is entitled to the difference between the strike price and the market value of 1/3 of the UARs on each of the vesting dates of October 1, 2002, October 1, 2003, and October 1, 2004. In full release of all of the Company’s obligations under the September 2002 Agreement, the Company will no later than four (4) weeks following the execution of this Agreement, issue to Trauber senior subordinated units (the “Units”) in the total value of one hundred seventy-two thousand, one hundred eighty-two dollars ($172,182.00), subject to required tax withholding. The value of the senior subordinated units shall be based upon the last sales price of such units on the date of this Agreement.

Trauber acknowledges and agrees the Units to be issued in satisfaction of the 2002 UARs are “restricted securities” in that they have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be resold except as permitted under the Act and applicable state securities laws pursuant to registration or an available exemption therefrom. The Company may require an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that any proposed transfer or resale of Units is in compliance with the Act and any applicable state securities laws. Subject to the foregoing, there shall be no other transfer restrictions on the Units.

3. Business Expenses. The Company will pay Trauber for any unreimbursed business expenses incurred through the Termination Date subject to presentment to the Company of appropriate documentation and provided that such business expenses would be eligible for reimbursement under the Company’s business expense reimbursement policies.

4. Laptop Computer. Trauber will purchase his laptop from the Company for twelve hundred dollars ($1,200.00). The Company shall deduct twelve hundred dollars ($1,200.00) as payment therefor from any payment due to Trauber under this Agreement and the Company acknowledges that it has attempted to remove therefrom all Company information, including Confidential Business Information (as hereinafter defined), and returned the laptop to Trauber with his personal (non-Company) information on it.

5. Whole and Total Amount Owing. Trauber agrees that the amounts, benefits, and obligations described herein constitute the whole and total amount owing or to be paid to or on behalf of Trauber by the Company. There are no amounts, benefits or obligations owing to Trauber or to be paid on his behalf other than those described herein. To the extent that there may be other amounts, benefits, and/or obligations owed by the Company to Trauber, such amounts, benefits and/or obligations shall be deducted from the payments set forth in this Agreement.

6. Return of Company Property. Trauber represents that he has returned to the Company all Company property in his possession or under his control, including any and all documents and electronic information in any form, any and all copies thereof, any other material containing confidential or proprietary Company information, whether or not specifically designated as such material, and any and all keys, passcards, credit cards or other Company property. Nothing herein shall prevent Trauber from retaining and utilizing copies of benefit plans and programs in which he retains an interest, other documents relating to his personal compensation, benefits, entitlements, and obligations, personal portions of Trauber’s rolodex (or the like), desk calendar, or any property, records or documents as may be approved by the Company in writing.

7. Restrictive Covenants. For the period of twelve (12) months following the Termination Date, Trauber will not interfere with the Company’s business relationship with any of its then employees, vendors or consultants or directly or indirectly implement the strategies contained in any of the Company’s then marketing or business programs for his own benefit or for the benefit of anyone else.

8. Indemnification. The Company agrees to continue to indemnify Trauber and hold Trauber harmless to the fullest extent permitted under applicable law, applicable insurance policies of the Company, and/or under the indemnification provisions of the following agreements: Star Gas LLC Limited Liability Company Agreement dated as of March 1, 1999, ¶9.2; Star Gas Partners, L.P. Amended and Restated Agreement of Limited Partnership dated as of March 26, 1999, Article II Definitions of Indemnitee and ¶¶ 6.7 and 6.8; and Star Gas Propane, L.P. Amended and Restated Agreement of Limited Partnership dated as of March 26, 1999, Article II Definition of Indemnitee and ¶¶ 6.7 and 6.8 in each case as of Trauber’s Termination Date without giving any effect to any subsequent amendment to any such document if and to the extent that the indemnification protection under such insurance policy and/or agreement would be increased, reduced or eliminated by such amendment, against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney’s fees), losses and damages arising or relating to Trauber’s performance of his duties and obligations or his service as an employee or director with the Company, whether before or after the Termination Date. Notwithstanding any other provision of this Agreement, any of the Indemnification Agreements or insurance policies, if (but only if), in connection with the defense of any litigation or other proceeding brought against Trauber relating to Trauber’s service to the Company prior to the Termination Date and/or against the Company and/or its officers, employees or directors, (i) one or more defenses to any such litigation or other proceeding are available to Trauber, which defense(s) materially differ from or are in addition to any of the defenses that are available to or for any other defendant to any such litigation or other proceeding so as to warrant the retention of separate counsel, or (ii) there exists any material conflict of interest between Trauber and any other defendant to any such litigation, Trauber shall in each case be entitled to retain legal counsel of his choice subject to the Company’s approval which shall not be unreasonably withheld at the sole expense of the Company, subject to the terms of the Company’s applicable indemnification agreements, insurance policies and governing statutes.

9. Cooperation and Access to Documents.

(a) Cooperation. At reasonable times, and upon the receipt of reasonable advance notice from the Company, Trauber agrees that he will use his reasonable best efforts to respond and provide information with regard to matters in which he has knowledge as a result of his employment, directorship, or other relationship with the Company, and will provide reasonable assistance to the Company and its representatives in the defense of any claims that may be made against or by the Company (other than a claim by the Company against Trauber or any claims that Trauber may have against the Company that he has not released under Section 11 of this Agreement), to the extent that such claims may relate to the period of his employment, directorship, or other relationship with the Company of any kind whatsoever. Upon presentation of appropriate documentation, the Company will pay or reimburse Trauber for all reasonable out-of-pocket and reasonable out-of-town travel expenses incurred in complying with this Section 9, provided Trauber is not a named party or subject to a subpoena from a party adverse to the Company.

(b) Access to Documents. The Company and Trauber agree that: (i) each party to this Agreement will cooperate to the fullest extent possible in providing, exchanging and/or granting access to information regarding or relating to any litigation matter involving the Company or Trauber’s service to the Company; except for information subject to the attorney-client or work product privilege, or information that the Company concludes in good faith by its outside counsel that it would be adverse to the Company’s interest to disclose, (ii) so long as no conflict exists, as determined by the Company’s outside counsel in good faith, Trauber shall be permitted to participate in and provide input with regard to the conduct of such litigation and Trauber and the Company shall be permitted to communicate with any attorney or attorneys retained by Trauber in connection with Trauber’s defense of such litigation.

10. Trade Secrets and Confidential Business Information. Trauber understands that during his employment with the Company he had access to the Company’s trade secrets and Confidential Business Information, which is the property of the Company and which is not generally known by the Company’s competitors and/or the public. “Confidential Business Information” includes, but is not limited to, the Company’s customer lists, supplier lists, information concerning the identities, preferences, requirements, and transactions, creditworthiness and characteristics of the Company’s customers and suppliers, price lists, pricing policies and practices, sources and availability of products, distribution channels, negotiating strategies, computer software, sales techniques, financial information, information about the Company’s business plans, and any other information about or generated by the Company which could, if disclosed, be useful to any competitors of the Company. Notwithstanding the foregoing, “Confidential Business Information” does not include information that is or was in the public domain or became publicly available through no breach of this Agreement by Trauber.

Trauber agrees that he will not disclose the Company’s trade secrets and Confidential Business Information or use it in any way, except to (i) the Company, or to any authorized agent or representative of the Company; (ii) when required to do so by law or by a court, government agency, legislative body, or arbitrator with jurisdiction to order Trauber to divulge or make accessible such information, or (iii) in confidence to an attorney solely for the purpose of securing professional advice. Subject to the provisions of Paragraph 6, Trauber further agrees to promptly deliver to the Company all of the Company’s trade secrets and Confidential Business Information, including, but not limited to, all files, books, documents, computer disks or tapes, and other property prepared on behalf of the Company or purchased with the Company’s funds, including trade secrets or Confidential Business Information produced by his own efforts, and to refrain from making, retaining or distributing any copies thereof.

11. Release. In exchange for good and valuable consideration, the receipt of which is hereby acknowledged, Ami Anthony Trauber (“Trauber”) hereby releases and absolutely and forever discharges Star Gas LLC, Star Gas Partners, L.P., Star Gas Propane, L.P., Star/Petro, Inc., Petro Holdings, Inc., Petroleum Heat & Power Co., Inc., their owners, predecessors, subsidiaries, successors, affiliates, and assigns, and their past and present officers, directors, shareholders, agents, attorneys, employees, contractors, insurers and assigns (collectively referred to as “the Releasees”), from any and all suits, claims, demands, debts, sums of money, damages, interest, attorneys’ fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements, and any and all claims in law or in equity, whether now known or unknown, which he ever had, now has, or which he, his heirs, executors, administrators or assigns, hereafter can, shall or may have against Releasees, including, but expressly not limited to, any claims which he may have to reinstatement or to recover damages of any kind as a result of any actions, claims, complaints or charges brought by him or on his behalf under any federal, state, local or common law, including, but not limited to, Title VII of the Civil Rights Act, 42 U.S.C. §§ 2000(e) et seq., the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et seq., the Age Discrimination in Employment Act, the Connecticut Fair Employment Practices Act, Connecticut General Statutes Chapter 814c, Title 46a, Section 46a-51 et seq., or the New York Human Rights Law, New York Statutes Executive Law, Art. 15, Vol. 14, §§209-301. It is understood and agreed that this release is a full and complete general release of all claims by Trauber. Notwithstanding anything herein to the contrary, it is expressly understood that the foregoing release shall not (i) extend to claims arising under or preserved by this Agreement; (ii) apply to any claim Trauber may have for indemnity for acts taken while Trauber was employed by the Company pursuant to applicable Company policy or insurance coverage; and (iii) apply to Trauber’s rights, if any, as a unitholder of the Company.

Trauber acknowledges and agrees that:

(i) This release is a part of an agreement between the Company and him that is written in a manner which he understands. The Company is giving to him money and other things of value which he would not otherwise be entitled to receive.

(ii) By a draft copy of this Agreement, the Company has given him written notice to consult an attorney of his own choosing.

(iii) He has been given up to twenty-one (21) days to consider and to sign the Agreement containing this release, and he understands that he has seven (7) days to reconsider his decision to sign the Agreement and rescind his execution of this Agreement. If he should sign the Agreement before the end of the twenty-one (21) day period, such signing shall be considered notice to the Company of his intent to forfeit his right to consider the Agreement for the twenty-one (21) days. In the event that he exercises his right to rescind the Agreement, Trauber shall give prompt written notice to the Company and all obligations of the Company under the Agreement will cease upon such rescission and the Company will be entitled to repayments of any funds paid out under paragraph 2 above (excluding the payments made under paragraphs 2(a), (e), (f) and (g)).

(iv) By signing this Agreement, Trauber understands that he is waiving any rights or claims for age discrimination arising under the Age Discrimination in Employment Act or other similar laws. He is not releasing or waiving any rights or claims for age discrimination which may arise after the date this Agreement is signed.

12. General Provisions.

(a) It is understood and agreed that this Agreement is entered into pursuant to a settlement which is the compromise of any disputed claims which the parties may have, that any actions or payments made by the Company are made solely to avoid any further expense, that this Agreement and the actions taken pursuant hereto are not to be construed as any admission of liability on the part of the Company, and that the Company expressly denies any such liability.

(b) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions, or any part thereof.

(c) Enforcement and Applicable Law. The breach of any provision of this Agreement will entitle the injured party to judicial enforcement of the Agreement only in a state or federal court of competent jurisdiction in the State of Connecticut. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to the conflict of laws principles thereof.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

(e) Modification, Termination or Waiver. The provisions of this Agreement may only be amended or waived by a written instrument signed by Trauber and the Company that expressly refers to the provisions being amended or waived. The failure of any party at any time to require the performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

(f) Inconsistencies. In the event of any conflict between the provisions of this Agreement and the provisions of any other plan, program, agreement or arrangement or corporate governance document of the Company, the provisions of this Agreement shall control unless Trauber and the Company otherwise agree in a writing signed by both parties hereto which expressly refers to the provisions of this Agreement that such other plan, program, agreement or arrangement or corporate governance document shall control, and the extent to which it shall control.

13. Access to Counsel. Trauber acknowledges that he has been represented by counsel of his own choosing throughout the negotiations leading to the execution of this Agreement, and that the execution of this Agreement is his own free, voluntary and knowing act and deed.

14. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Date:
AMI ANTHONY TRAUBER

Date:
STAR GAS PARTNERS LP

STAR GAS LLC